Netcapital Announces Third Quarter Fiscal 2023 Financial Results Including Year-to-Date Revenue Growth of 48%

Conference call to be held on March 17th at 10:00 a.m. ET

BOSTON, MA – March 16, 2023 – Netcapital Inc. (Nasdaq: NCPL, NCPLW) (the "Company"), a digital private capital markets ecosystem, today announced financial results for the third quarter and first nine months of fiscal year 2023 ended January 31, 2023.

"Over the past nine months, Netcapital has generated substantial revenue growth while generating positive operating and net income," said Martin Kay, CEO of Netcapital Inc. "We have established a number of important strategic partnerships designed to create opportunities for clients and investors, while scaling and advancing our operating platform for continuing growth. Netcapital is executing on the vision for our brand - to break down traditional barriers and offer opportunities for anyone to invest in private companies. Along the way, we are turning customers and communities into owners and brand ambassadors for the businesses they love. We believe this is a powerful symbiotic relationship."

Third Quarter Fiscal 2023 Financial Highlights

- Revenue growth of 25% year-over-year to $2.3 million
- Positive operating income of $571,000 compared to an operating loss of $135,000 in the year-ago quarter
- Diluted earnings per share of $0.33

First Nine Months of Fiscal 2023 Highlights

- Revenue growth of 48% year-over-year to $5.4 million
- Positive operating income of $912,000 compared to an operating loss of $1.5 million in the first nine months of fiscal year 2022
- Diluted earnings per share of $0.46
- Paid down $1 million in debt, closed a $5 million underwritten public offering, and uplisted to Nasdaq in July 2022

For additional disclosure regarding Netcapital's operating results, please refer to the Quarterly Report on Form 10-Q for the period ended January 31, 2023, which has been filed with the Securities and Exchange Commission.

Conference Call Information

The Company will host an investor conference call at 10:00 a.m. ET tomorrow, March 17, 2023.

Participant access:	844-985-2012 or 973-528-0138
Conference entry code:	399662

For those unable to participate in the live call, a replay will be made available in the Investors section of the Company's website.

About Netcapital Inc.

Netcapital Inc. is a fintech company with a scalable technology platform that allows private companies to raise capital online and provides private equity investment opportunities to investors. The company's consulting group, Netcapital Advisors, provides marketing and strategic advice and takes equity positions in select companies with disruptive technologies. The Netcapital funding portal is registered with the U.S. Securities & Exchange Commission (SEC) and is a member of the Financial Industry Regulatory Authority (FINRA), a registered national securities association.

Investor Contact

800-460-0815
ir@netcapital.com

NETCAPITAL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	January 31, 2023 (Unaudited)	April 30, 2022 (Audited)
Assets:		
Cash and cash equivalents	$ 1,771,927	$ 473,925
Accounts receivable net	2,163,931	2,433,900
Related party receivable	668	668
Prepaid expenses	36,844	5,694
Total current assets	3,973,370	2,914,187
Deposits	6,300	6,300
Notes receivable - related parties	202,000	202,000
Purchased technology, net	15,903,628	15,536,704
Investment in affiliate	240,080	240,080
Equity securities at fair value	19,250,193	12,861,253
Total assets	$ 39,575,571	$ 31,760,524
Liabilities and Stockholders' Equity		
Current liabilities:		
Accounts payable		
Trade	$ 634,970	$ 536,508
Related party	75,204	378,077
Accrued expenses	246,665	229,867
Stock subscription payable	10,000	33,400
Deferred revenue	718	2,532
Interest payable	89,491	222,295
Deferred tax liability, net	1,476,000	977,000
Related party debt	15,000	22,860
Convertible notes payable	-	300,000
Secured note payable	350,000	1,400,000
Current portion of SBA loans	1,885,800	1,890,727
Loan payable - bank	34,324	34,324
Total current liabilities	4,818,172	6,027,590
Long-term liabilities:		
Long-term SBA loans, less current portion	500,000	495,073
Total liabilities	5,318,172	6,522,663
Commitments and contingencies	-	-
Stockholders' equity:		
Common stock, $.001 par value; 900,000,000 shares authorized, 6,071,777 and 2,934,344 shares issued and outstanding	6,072	2,934
Shares to be issued	183,187	244,250
Capital in excess of par value	29,613,118	22,479,769
Retained earnings	4,455,022	2,510,908
Total stockholders' equity	34,257,399	25,237,861
Total liabilities and stockholders' equity	$ 39,575,571	$ 31,760,524

NETCAPITAL INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended January 31, 2023	Three Months Ended January 31, 2022	Nine Months Ended January 31, 2023	Nine Months Ended January 31, 2022
Revenues	$ 2,260,414	$ 1,811,041	$ 5,379,960	$ 3,636,050
Costs of services	4,305	39,349	61,603	85,429
Gross profit	2,256,109	1,771,692	5,318,357	3,550,621
Costs and expenses:				
Consulting expense	130,500	309,545	455,892	675,180
Marketing	23,549	23,945	64,211	67,771
Rent	17,187	11,869	51,586	34,480
Payroll and payroll related expenses	946,043	1,241,332	2,592,891	3,032,987
General and administrative costs	568,253	320,724	1,241,365	1,277,146
Total costs and expenses	1,685,532	1,907,415	4,405,945	5,087,564
Operating income (loss)	570,577	(135,723)	912,412	(1,536,943)
Other income (expense):				
Interest expense	(17,632)	(20,573)	(76,922)	(90,844)
Gain on debt conversion	-	-	224,260	-
Debt forgiveness	-	1,904,302	-	1,904,302
Amortization of intangible assets	(25,914)	-	(68,076)	-
Realized loss on sale of investment	-	-	(406,060)	-
Unrealized gain on equity securities	1,866,468	-	1,857,500	3,275,745
Total other income (expense)	1,822,922	1,883,729	1,530,702	5,089,203
Net income before taxes	2,393,499	1,748,006	2,443,114	3,552,260
Income tax expense (benefit)	697,000	(73,000)	499,000	548,000
Net income	$ 1,696,499	$ 1,821,006	$ 1,944,114	$ 3,004,260
Basic earnings per share	$ 0.33	$ 0.64	$ 0.46	$ 1.16
Diluted earnings per share	$ 0.33	$ 0.63	$ 0.46	$ 1.14
Weighted average number of common shares outstanding:				
Basic	5,166,299	2,842,924	4,208,216	2,589,142
Diluted	5,166,549	2,882,825	4,208,466	2,629,043

The information contained herein includes forward-looking statements. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from

those anticipated in these forward-looking statements, even if new information becomes available in the future.

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